                                                                    EXHIBIT 11.1

SUMMIT MEDICAL SYSTEMS, INC.
Computation of Earnings Per Share
(Unaudited)

                                                          Three Months Ended             Nine Months Ended
                                                             September 30,                 September 30,
                                                        -----------------------       -----------------------
                                                           1996         1995             1996         1995
                                                        ----------   ----------       ----------   ----------
PRIMARY EARNINGS PER SHARE:
    Weighted average shares outstanding                  9,250,403    5,758,307        8,111,590    3,265,746
    SAB No. 83 shares--for stock options granted
      at exercise prices less than the 12 months
      preceding the initial public offering
      using the treasury method                                 --       42,694               --       81,972
                                                        ----------   ----------       ----------   ----------
                                                         9,250,403    5,801,001        8,111,590    3,347,718
                                                        ==========   ==========       ==========   ==========
     Net loss                                           $ (837,178)  $   (6,126)      $ (870,514)  $ (993,349)
                                                        ==========   ==========       ==========   ==========
     Net loss per share                                 $    (0.09)  $     0.00       $    (0.11)  $     0.30)
                                                        ==========   ==========       ==========   ==========
 FULLY DILUTED EARNINGS PER SHARE:
    Weighted average shares outstanding                  9,250,403    6,152,506        8,111,590    4,105,786
    SAB No. 83 shares--for stock options granted
      at exercise prices less than the 12 months
      preceding the initial public offering
      using the treasury method                                 --       42,694               --       81,972
                                                        ----------   ----------       ----------   ----------
                                                         9,250,403    6,195,200        8,111,590    4,187,758
                                                        ==========   ==========       ==========   ==========

     Net loss                                           $ (837,178)  $   (6,126)      $ (870,514)  $ (993,349)
                                                        ==========   ==========       ==========   ==========

     Net loss per share                                 $    (0.09)  $     0.00       $    (0.11)  $    (0.24)
                                                        ==========   ==========       ==========   ==========


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